                                                                    EXHIBIT 4

                                 June 19, 1996


MERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY INC.
CREDIT LYONNAIS SECURITIES (USA) INC.
  as Representatives of the several U.S. Underwriters

MERRILL LYNCH INTERNATIONAL
CREDIT LYONNAIS SECURITIES
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SMITH BARNEY INC.
  as Representatives of the several International Underwriters

c/o    Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
       Merrill Lynch World Headquarters
       North Tower
       World Financial Center
       New York, New York 10281

       Re:  INTERSTATE HOTELS COMPANY

Ladies and Gentlemen:

   The undersigned understands that Interstate Hotels Company (the "Company") has entered into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with Merrill Lynch & Co. ("Merrill Lynch"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Montgomery Securities, Morgan Stanley & Co. Incorporated, Smith Barney Inc. and Credit Lyonnais Securities (USA) Inc., as representatives of the several underwriters named in Schedule A to the U.S. Purchase Agreement (the "U.S. Underwriters"), and an International Purchase Agreement (the "International Purchase Agreement") with Merrill Lynch International, Credit Lyonnais Securities, Montgomery Securities, Morgan Stanley & Co. International Limited and Smith Barney Inc., as representatives of the several underwriters named in Schedule A to the International Purchase Agreement (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters") providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common

Merrill Lynch & Co.
June 19, 1996
Page 2


Stock"). In recognition of the benefits that such an offering will confer upon the undersigned and for other good and valuable consideration, the undersigned hereby agrees with each of the Underwriters that during the period of 180 calendar days, commencing with the date of this letter, the undersigned will not, directly or indirectly, without the prior written consent of Merrill Lynch, sell, offer to sell, transfer, grant any option for the sale of, pledge, enter into any agreement to sell, or otherwise dispose of any shares of Common Stock (or securities convertible into, exchangeable or exercisable for Common Stock) beneficially owned or owned as of record by the undersigned as of the date hereof or acquired hereafter (other than any shares of Common Stock purchased in the public offering or in open-market transactions). The foregoing restrictions will not apply, however, to: (i) transfers to any family member or affiliate of the undersigned, including any trust established by the undersigned, provided that the foregoing restrictions apply thereto,
(ii) transfers to the estate or legal guardian of any other holder of shares of Common Stock, and (iii) pledges to secure bona fide indebtedness or any foreclosure of such indebtedness.

   The undersigned understands that the Company, the Underwriters and Merrill Lynch will proceed with the offering of Common Stock in reliance upon this Agreement.

                                                Sincerely,

                                                /s/ MILTON FINE
                                                -----------------------------
                                                Milton Fine


Accepted as of the date hereof:


By:  /s/ MICHAEL F. PROFENIUS
    -------------------------------------
    Merrill Lynch & Co.
    As Representative of the Underwriters


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                                 June 19, 1996


MERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY INC.
CREDIT LYONNAIS SECURITIES (USA) INC.
  as Representatives of the several U.S. Underwriters

MERRILL LYNCH INTERNATIONAL
CREDIT LYONNAIS SECURITIES
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SMITH BARNEY INC.
  as Representatives of the several International Underwriters

c/o    Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
       Merrill Lynch World Headquarters
       North Tower
       World Financial Center
       New York, New York 10281

       Re:  INTERSTATE HOTELS COMPANY

Ladies and Gentlemen:

   The undersigned understands that Interstate Hotels Company (the "Company") has entered into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with Merrill Lynch & Co. ("Merrill Lynch"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Montgomery Securities, Morgan Stanley & Co. Incorporated, Smith Barney Inc. and Credit Lyonnais Securities (USA) Inc., as representatives of the several underwriters named in Schedule A to the U.S. Purchase Agreement (the "U.S. Underwriters"), and an International Purchase Agreement (the "International Purchase Agreement") with Merrill Lynch International, Credit Lyonnais Securities, Montgomery Securities, Morgan Stanley & Co. International Limited and Smith Barney Inc., as representatives of the several underwriters named in Schedule A to the International Purchase Agreement (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters") providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common

Merrill Lynch & Co.
June 19, 1996
Page 2


Stock"). In recognition of the benefits that such an offering will confer upon the undersigned and for other good and valuable consideration, the undersigned hereby agrees with each of the Underwriters that during the period of 180 calendar days, commencing with the date of this letter, the undersigned will not, directly or indirectly, without the prior written consent of Merrill Lynch, sell, offer to sell, transfer, grant any option for the sale of, pledge, enter into any agreement to sell, or otherwise dispose of any shares of Common Stock (or securities convertible into, exchangeable or exercisable for Common Stock) beneficially owned or owned as of record by the undersigned as of the date hereof or acquired hereafter (other than any shares of Common Stock purchased in the public offering or in open-market transactions). The foregoing restrictions will not apply, however, to: (i) transfers to any family member or affiliate of the undersigned, including any trust established by the undersigned, provided that the foregoing restrictions apply thereto,
(ii) transfers to the estate or legal guardian of any other holder of shares of Common Stock, and (iii) pledges to secure bona fide indebtedness or any foreclosure of such indebtedness.


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Merrill Lynch & Co.
June 19, 1996
Page 3


   The undersigned understands that the Company, the Underwriters and Merrill Lynch will proceed with the offering of Common Stock in reliance upon this Agreement.

                                        Sincerely,


                                        SECOND AMENDED AND RESTATED
                                        REVOCABLE TRUST DATED
                                        NOVEMBER 11, 1994
                                        FBO MILTON FINE

                                        /s/ MILTON FINE
                                        ------------------------------------
                                        By:  MILTON FINE, as Trustee


Accepted as of the date hereof:


By:  /s/ MICHAEL F. PROFENIUS
    -------------------------------------
    Merrill Lynch & Co.
    As Representative of the Underwriters